Exhibit 10.28
Nonqualified Stock Option Agreement
WHEREAS, the Optionee is a key associate of Diebold, Incorporated (hereinafter called the “Corporation”) or a Subsidiary; and
WHEREAS, the execution of a Nonqualified Stock Option Agreement (hereinafter called the “Agreement”) substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) duly adopted on the Grant Date; and
WHEREAS, the option evidenced hereby is intended as a nonqualified stock option and shall not be treated as an “incentive stock option” (an “ISO”) within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, the Corporation hereby confirms to the Optionee the grant, effective on the Grant Date, pursuant to the Corporation’s 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 12, 2014) (the “Plan”), of an option to purchase the fixed number of Common Shares listed as “Options Granted” on the Grant Detail Page, at the price per share listed as the “Grant Price” on the Grant Detail Page (the “Option Price”), subject to the terms and conditions of the Plan and the terms and conditions described below:
1.(A)     This option (until terminated as hereinafter provided) shall be exercisable only to the extent of one-third (1/3) of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Corporation or any Subsidiary for one (1) full year from the Grant Date and to the extent of an additional one-third (1/3) of such shares after each of the next two (2) successive full years thereafter during which the Optionee shall have been in the continuous employ of the Corporation or any Subsidiary. To the extent exercisable, this option may be exercised in whole or in part from time to time.
(B)Notwithstanding the provisions of paragraph (A) above, the option granted hereby shall become immediately exercisable in full if, at any time during the employment of the Optionee and prior to the termination of the option (i) a “Change in Control” shall occur after the Grant Date and (ii) within two (2) years following the “Change in Control” the Optionee’s employment with the Corporation or a Subsidiary is terminated by the Optionee as a “Termination for Good Cause” or the Optionee is terminated by the Corporation other than as a “Termination for Cause.” Notwithstanding anything in this paragraph (B) to the contrary, in connection with a Business Combination (as defined below) the result of which is that the Corporation Common Stock and Voting Stock is exchanged for or becomes exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume the option evidenced hereby and the Corporation’s obligations hereunder, or replace the option evidenced hereby with a substantially equivalent security of the entity resulting from such Business Combination, then the option evidenced hereby shall become immediately exercisable in full as of immediately prior to such Business Combination.
(C)“Termination for Good Cause” shall mean the Optionee’s termination of the Optionee’s employment with the Corporation or a Subsidiary as a result of the occurrence of any of the following:
(i)a change in the Optionee’s principal location of employment that is greater than fifty (50) miles from its location as of the date hereof without the Optionee’s consent; provided, however, that the Optionee hereby acknowledges that the Optionee may be required to engage in travel in connection with the performance of the Optionee’s duties hereunder and that such travel shall not constitute a change in the Optionee’s principal location of employment for purposes hereof;
(ii)a material diminution in the Optionee’s base compensation;
(iii)a change in the Optionee’s position with the Corporation without the Optionee’s consent such that there is a material diminution in the Optionee’s authority, duties or responsibilities; or
(iv)any other action or inaction that constitutes a material breach by the Corporation of the agreement under which the Optionee provides services.

Notwithstanding the foregoing, the Optionee’s termination of the Optionee’s employment with the Corporation as a result of the occurrence of any of the foregoing shall not constitute a “Termination for Good Cause” unless (a) the Optionee gives the Corporation written notice of such occurrence within ninety (90) days of such occurrence and such occurrence is not cured by the Corporation within thirty (30) days of the date on which such written notice is received by the Corporation and (b) the Optionee actually terminates his or her employment with the Corporation prior to the three hundred sixty-fifth (365th) day following such occurrence.
(D)A “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
(i)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (a) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 1(D); or
(ii)Individuals who, as of the date hereof, constitute the Board (as modified by this subsection (ii), the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (b) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
(iv)Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
(E)Notwithstanding paragraph (A) above

(i)If the Optionee should die or become permanently and totally disabled while in the employ of the Corporation or any Subsidiary this option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 4(B) below.
(ii)If the Optionee’s employment with the Corporation or a Subsidiary should terminate on or after the date on which the Optionee attains age 65 and on such date the Optionee shall have completed five (5) or more years of continuous employment with the Corporation and its Subsidiaries, this option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 4(C) below.
2.The Option Price shall be payable (A) in cash or by check acceptable to the Corporation, (B) by actual or constructive transfer to the Corporation of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units, or (C) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Corporation with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Corporation on a date satisfactory to the Corporation, but not later than the date on which the sale transaction will settle in the ordinary course of business.
3.Whenever payment of the Option Price is made in whole or in part in any of the forms of consideration specified in Section 2(B) herein, the Common Shares received upon exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of the number of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, including, without limitation, Common Shares issued pursuant to the earn out of Performance Shares or Performance Units surrendered.
4.This option shall terminate on the earliest of the following dates:
(A)Ninety (90) days after the Optionee ceases to be an associate of the Corporation or a Subsidiary, unless he or she ceases to be such associate by reason of death or permanent total disability or by reason of a termination covered by Section 4(C) below;
(B)One (1) year after the death or permanent total disability of the Optionee if the Optionee dies or becomes permanently and totally disabled while an associate of the Corporation or a Subsidiary, or if the same occurs within the ninety (90) day period referred to in Section 4(A);
(C)Five (5) years after the Optionee ceases to be an associate of the Corporation or a Subsidiary or ten (10) years from the Grant Date, whichever occurs sooner, if the sum of the Optionee’s age and the number of the Optionee’s years of continuous employment with the Corporation and its Subsidiaries on such date equals or exceeds 70;
(D)Ten (10) years from the Grant Date; or
(E)Immediately if the Optionee engages in any Detrimental Activity (as hereinafter defined).
5.If the Optionee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 6(E)(ii)) the Optionee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Optionee shall:
(A)Return to the Corporation, in exchange for payment by the Corporation of the Option Price paid therefor, all Common Shares that the Optionee has not disposed of that were purchased pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and
(B)With respect to any Common Shares that the Optionee has disposed of that were purchased pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the difference between:

(i)The Option Price paid therefor by the Optionee pursuant to this Agreement, and
(ii)The closing price of the Common Shares on the New York Stock Exchange on the date of such purchase (or on the last trading day prior to such purchase, if there was no trading on the purchase date).
To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Optionee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
6.For purposes of this Agreement, the term “Detrimental Activity” shall include:
(A)Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Optionee was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in Section 5) for which the Optionee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.
(B)Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.
(C)The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Optionee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.
(D)The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
(E)Activity that results in Termination for Cause. For the purposes of this Section 6 and Section 1(B), “Termination for Cause” shall mean a termination:
(i)due to the Optionee’s willful and continuous gross neglect of his or her duties for which he or she is employed; or
(ii)due to an act of dishonesty on the part of the Optionee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.
7.This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, except (so long as the Optionee is not a director or officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes.
8.This option shall not be exercisable if such exercise would involve a violation of any applicable federal, state or other securities law.
9.The Committee shall make such adjustments in the Option Price and in the number or kind of Common Shares or other securities covered by this option as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all of the Option Rights provided for herein such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.
10.If the Corporation shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Corporation for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Corporation of a portion of the shares purchased upon exercise of this option. If such election is made, the shares so retained shall be credited against such withholding requirement at the fair market value on the date of exercise. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Optionee may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
11.For purposes of this Agreement, the continuous employ of the Optionee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries. For the purposes of this Agreement, leaves of absence approved by the Chief Executive Officer of the Corporation for illness, military or governmental service, or other cause, shall be considered as employment.
12.In accepting the grant, you acknowledge that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Stock Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Options, or benefits in lieu of Stock Options, even if Stock Options have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Stock Options are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Affiliates and/or Subsidiaries, and which is outside the scope of your employment contract, if any; (f) the Stock Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) in the event that you are an employee of an Affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the Affiliate or Subsidiary that is your employer; (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Stock Options or diminution in value of the Stock Options or the Shares and you irrevocably release the Company, its Affiliates and/or its Subsidiaries from any such claim that may arise; and (j) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of your employment, your right to receive Stock Options and vest in Stock Options under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, your right to vest in the Stock Options after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
13.You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Company Group”) for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company Group holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
14.This Agreement is subject to the terms and conditions of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan or on the Grant Detail Page (which is a part of this Agreement) as the context so requires.
15.If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
16.The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.
The undersigned Optionee hereby accepts the Option Rights granted pursuant to this Agreement on the terms and conditions set forth herein.

Date:
Optionee

Executed in the name and on behalf of the Corporation at North Canton, Ohio, as of the_________________.
DIEBOLD, INCORPORATED